UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants’ telephone number	IRS Employer Identification Number
1-3198	Idaho Power Company	82-0130980

1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Idaho Power Company Selling Agency Agreement and Supplemental Indenture

On June 30, 2022, Idaho Power Company (“IPC”) entered into a Selling Agency Agreement (the “Selling Agency Agreement”) with each of BofA Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC in connection with the issuance and sale by IPC from time to time of First Mortgage Bonds, Secured Medium-Term Notes, Series M (the “Series M Notes”), to be issued under the Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between IPC and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as supplemented by all indentures supplemental thereto (the “Indenture”). The Selling Agency Agreement contains representations, warranties and covenants of IPC, customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. IPC has no obligation to sell any minimum principal amount of Series M Notes under the Selling Agency Agreement, and may issue up to a maximum aggregate principal amount of $1,200,000,000 of Series M Notes under the Selling Agency Agreement. The Selling Agency Agreement is filed as Exhibit 1.1 to this report. The foregoing description of the Selling Agency Agreement is not complete and is qualified in its entirety by reference to such exhibit.

On June 30, 2022, in connection with the offer and sale of the Series M Notes from time to time pursuant to a registration statement on Form S-3 filed by IPC with the U.S. Securities and Exchange Commission (File No. 333-264984), which became effective on May 16, 2022, IPC filed a prospectus supplement with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Exchange Act of 1933.

Effective as of June 30, 2022, IPC entered into the Fiftieth Supplemental Indenture, to the Indenture. The Fiftieth Supplemental Indenture provides for, among other items, the issuance of Series M Notes pursuant to the Indenture.

A copy of the Fiftieth Supplemental Indenture is filed as Exhibit 4.1 to this report.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described in this report, and there shall not be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of securities is being made only by means of a prospectus and related prospectus supplement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished as part of this report.

Exhibit Number	Description

1.1	Selling Agency Agreement, dated June 30, 2022, between Idaho Power Company and each of BofA Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC

4.1	Idaho Power Company Fiftieth Supplemental Indenture, dated effective as of June 30, 2022, to Mortgage and Deed of Trust, dated as of October 1, 1937

104	Cover Page Interactive Data File Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2022

IDAHO POWER COMPANY

By:	/s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer